Boca Raton, Fla. – December 17, 2008 - Airspan Networks Inc. (Nasdaq: AIRN), a leading provider of WiMAX based broadband wireless access networks, today announced that in a Special Meeting of Shareholders on December 16, 2008, its shareholders overwhelmingly approved a consolidation of the Company’s common shares, also known as a reverse stock split.  With close to 85% of eligible votes being cast, shareholders voted more than 94% in favor of the principal consolidation resolution.  The other two resolutions were also approved.

The shareholders voted to amend the Company’s Articles of Incorporation, giving its Board of Directors the authority to effect a reverse stock split at a ratio to be determined within a range of one-for-five shares to one-for-fifteen shares in order to decrease the number of issued and outstanding shares of common Stock.  No set date has been established for a reverse stock split at this point.

“We are pleased that our shareholders have given our Board of Directors approval to affect a reverse stock split at such time they deem it necessary and appropriate,” said Eric Stonestrom, Airspan’s Chief Executive Officer. “We are currently executing our aggressive cost reduction program wherein we expect to reduce our operating expenses to $10 million by the end of Q109, which would represent a reduction of over 20% from third quarter 2008. Our cost reduction program is being driven by the objective to reach profitability while maintaining a strong technology roadmap.”

Airspan plays a leading role in the growing WiMAX market. In addition to serving traditional telephone carriers, the company has been actively expanding the vertical segments for its products, including new initiatives in defense, public safety, and the oil and gas segments. WiMAX is gaining momentum in these segments as these industrial groups look to reduce their dependence on traditional carriers for their communication needs. With a comprehensive portfolio of world class products, Airspan has solutions for operators deploying wireless broadband in any frequency band. With core competence and strength in technological innovation, Airspan develops leading-edge broadband solutions for high-speed Internet access and IP-telephony. Airspan currently has deployments in over 100 countries worldwide.

About Airspan Networks Inc.

Airspan is a leading WiMAX pure player and the solution-provider of choice for some of the world’s largest WiMAX deployments. Developing leading-edge technology for broadband access and IP-telephony, Airspan continues to supply operators around the world with best-of-breed solutions. With direct sales offices throughout Asia, EMEA and the Americas, a worldwide network of resellers and agents, and partnership alliances with major OEMs, Airspan boasts over 100 commercial WiMAX deployments worldwide. www.airspan.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements.  The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for 2008.  You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release.  We do not assume any obligation to update any forward-looking statements.

For Investor Relations and Media Inquiries, contact:

David Brant, Senior Vice President & Chief Financial Officer
Tel: +1 561 893-8650
Fax: +1 561 893-8681
Email: dbrant@airspan.com

Charlotte Laurent-Ottomane, Investor Relations
Tel. +561 395 4581
Email: clottomane@airspan.com